Exhibit 99.1

2U, Inc. Reports Second Quarter 2018 Financial Results

Raises full-year revenue growth guidance to 43%

LANHAM, MD, August 2, 2018 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the second quarter ended June 30, 2018.

Second Quarter 2018 Results

•                  Revenue was $97.4 million, an increase of 50% from $65.0 million in the second quarter of 2017.

•                  Net loss was $(18.3) million, or $(0.33) per share, compared to $(11.8) million, or $(0.25) per share, in the second quarter of 2017.

•                  Adjusted net loss was $(10.3) million, or $(0.19) per share, compared to $(5.2) million, or $(0.11) per share, in the second quarter of 2017.

•                  Adjusted EBITDA loss was $(5.6) million, compared to $(1.5) million in the second quarter of 2017.

“In the three months since our last earnings report, we’ve announced a total of eight new graduate programs, putting us on pace to complete our 2019 launch cohort this quarter, the earliest in 2U’s history” said CEO and Co-Founder Christopher “Chip” Paucek. “Ten years in, we have a proven and unparalleled track record of delivering for our partners and their students, which continues to drive exceptional momentum in both degree and short course pipeline as well as long-term contract extensions by existing clients.”

Program Developments

2U recently announced the following:

•                  Two DGPs with Tufts University to deliver GlobalBusiness@Tufts, an online Master of Global Business Administration, and Education@Tufts, a suite of online graduate-level education degrees.

•                  A DGP with the University of Dayton School of Law to deliver Law@Dayton, an accredited hybrid Juris Doctor degree. The School of Law received approval from an American Bar Association variance in May.

•                  The addition of the MBA@Pepperdine offering to the previously announced Business@Pepperdine DGP at the Pepperdine University Graziadio Business School.

•                  A DGP with the American University Washington College of Law to deliver Law@American, an online Master of Legal Studies degree.

•                  An expansion of a partnership with the Baylor University Robbins College of Health and Human Sciences to deliver a new DGP, Speech@Baylor, an online Master of Science in Communication Sciences and Disorders degree.

•                  Washington University in St. Louis School of Law has extended their existing partnership with the Company for 12 years through 2033. This extension includes the addition of a new L.L.M. in Taxation degree offering.

•                  A DGP with the University of Denver Daniel Felix Ritchie School of Engineering & Computer Science to deliver DataScience@Denver, an online Master of Science in Data Science program.

•                  Two DGPs with Fordham University to deliver Law@Fordham, a Master of Studies in Law in Compliance, and Business@Fordham, a suite of specialized management and finance degrees.

Other Recent Developments

•                  The Company hired two new senior executives. Mark Chernis, former 2U Board member, was named chief operating officer, and John Ellis joined the Company as senior vice president, corporate controller, and chief accounting officer.

•                  2U was named a 2018 Top Workplace by The Washington Post for the fourth consecutive year.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for third quarter and full-year of 2018. This guidance assumes foreign exchange rates as of June 30, 2018, including a U.S. dollar/South African rand rate of 13.72.

	3Q 2018	FY 2018
(in millions, except per share amounts)
Revenue	$106.0 - $107.0	$409.7 - $412.2
Net loss	$(11.6) - $(11.0)	$(42.7) - $(41.5)
Net loss per share, basic and diluted	$(0.20) - $(0.19)	$(0.77) - $(0.75)
Adjusted net loss	$(1.7) - $(1.1)	$(5.8) - $(4.6)
Adjusted net loss per share	$(0.03) - $(0.02)	$(0.10) - $(0.08)
Weighted-average shares of common stock outstanding, basic	57.5	55.7
Adjusted EBITDA	$4.2 - $4.8	$16.9 - $18.1
Stock-based compensation expense	$8.7 - $8.8	$33.9 - $34.2

In giving third quarter and full-year guidance, the Company’s expectations for the fourth quarter are implied. Note that the cost seasonality driven by reduced marketing spend during the holiday period in the fourth quarter typically improves margins in that quarter; fourth quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

For more information regarding the guidance above, the Company’s management team strongly encourages stockholders and other interested parties to listen to the Company’s second quarter 2018 financial results conference call or review the transcript thereof. Both can be found on the Company’s investor relations website at investor.2u.com.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s second quarter 2018 financial results conference call
When:	Thursday, August 2, 2018
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and achieve desired outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service (“SaaS”) technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our solutions; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to successfully execute our growth strategy; our expectations regarding the scalability of our cloud-based SaaS technology; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2u.com

Media Contact: Molly Greenberg, 2U, Inc., mgreenberg@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$488,834	$223,370
Accounts receivable, net	50,031	14,174
Prepaid expenses and other assets	15,087	10,509
Total current assets	553,952	248,053
Property and equipment, net	50,264	49,055
Goodwill	64,873	71,988
Amortizable intangible assets, net	126,062	90,761
Prepaid expenses and other assets, non-current	30,313	22,205
Total assets	$825,464	$482,062
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$32,055	$22,629
Accrued compensation and related benefits	16,956	19,017
Deferred revenue	30,862	7,024
Other current liabilities	17,096	9,330
Total current liabilities	96,969	58,000
Deferred government grant obligations	3,500	3,500
Deferred tax liabilities, net	6,935	10,087
Lease-related and other liabilities, non-current	24,613	22,643
Total liabilities	132,017	94,230
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,315,585 shares issued and outstanding as of June 30, 2018; 52,505,856 shares issued and outstanding as of December 31, 2017	57	53
Additional paid-in capital	936,664	588,289
Accumulated deficit	(239,054)	(205,836)
Accumulated other comprehensive income (loss)	(4,220)	5,326
Total stockholders’ equity	693,447	387,832
Total liabilities and stockholders’ equity	$825,464	$482,062

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$97,423	$64,995	$189,711	$129,824
Costs and expenses
Curriculum and teaching	6,007	—	10,314	—
Servicing and support	17,297	13,458	32,530	24,383
Technology and content development	15,235	11,140	29,075	20,345
Marketing and sales	58,376	37,242	111,434	71,912
General and administrative	22,480	13,930	44,349	27,594
Total costs and expenses	119,395	75,770	227,702	144,234
Loss from operations	(21,972)	(10,775)	(37,991)	(14,410)
Interest income	912	53	1,254	249
Interest expense	(27)	(1)	(54)	(1)
Other income (expense), net	(825)	(1,031)	(1,220)	(1,031)
Loss before income taxes	(21,912)	(11,754)	(38,011)	(15,193)
Income tax benefit	3,565	—	4,793	—
Net loss	$(18,347)	$(11,754)	$(33,218)	$(15,193)
Net loss per share, basic and diluted	$(0.33)	$(0.25)	$(0.62)	$(0.32)
Weighted-average shares of common stock outstanding, basic and diluted	54,981,192	47,668,397	53,840,582	47,454,059
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(14,178)	—	(9,546)	—
Comprehensive loss	$(32,525)	$(11,754)	$(42,764)	$(15,193)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(33,218)	$(15,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,783	7,431
Stock-based compensation expense	16,131	9,390
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(35,932)	(15,566)
(Increase) decrease in prepaid expenses and other assets	(3,705)	179
Increase in accounts payable and accrued expenses	10,207	5,135
(Decrease) increase in accrued compensation and related benefits	(1,998)	1,417
Increase in deferred revenue	24,086	4,228
Increase in payments to university clients	(8,923)	(7,471)
(Decrease) increase in other liabilities, net	(2,854)	1,282
Other	1,221	1,031
Net cash used in operating activities	(20,202)	(8,137)
Cash flows from investing activities
Additions of amortizable intangible assets	(40,039)	(10,808)
Purchases of property and equipment	(5,124)	(15,449)
Advances made to university clients	(100)	—
Net cash used in investing activities	(45,263)	(26,257)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	330,862	—
Proceeds from exercise of stock options	4,793	2,908
Tax withholding payments associated with settlement of restricted stock units	(3,407)	(1,291)
Proceeds from debt	—	3,500
Net cash provided by financing activities	332,248	5,117
Effect of exchange rate changes on cash	(1,319)	(1,031)
Net increase (decrease) in cash, cash equivalents and restricted cash	265,464	(30,308)
Cash, cash equivalents and restricted cash, beginning of period	223,370	168,730
Cash, cash equivalents and restricted cash, end of period	$488,834	$138,422

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except share and per share amounts)
Net loss	$(18,347)	$(11,754)	$(33,218)	$(15,193)
Adjustments:
Foreign currency loss	825	1,031	1,220	1,031
Amortization of acquired intangible assets	1,597	—	3,277	—
Income tax benefit on amortization of acquired intangible assets	(438)	—	(898)	—
Acquisition-related tax benefit	(2,987)	—	(2,987)	—
Stock-based compensation expense	9,009	5,495	16,131	9,390
Total adjustments	8,006	6,526	16,743	10,421
Adjusted net loss	$(10,341)	$(5,228)	$(16,475)	$(4,772)
Net loss per share, basic and diluted (1)	$(0.33)	$(0.25)	$(0.62)	$(0.32)
Adjusted net loss per share, basic and diluted (1)	$(0.19)	$(0.11)	$(0.31)	$(0.10)
Weighted-average shares of common stock outstanding, basic and diluted (1)	54,981,192	47,668,397	53,840,582	47,454,059

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net loss	$(18,347)	$(11,754)	$(33,218)	$(15,193)
Adjustments:
Interest income	(912)	(53)	(1,254)	(249)
Interest expense	27	1	54	1
Foreign currency loss	825	1,031	1,220	1,031
Depreciation and amortization expense	7,408	3,783	14,783	7,431
Income tax benefit	(3,565)	—	(4,793)	—
Stock-based compensation expense	9,009	5,495	16,131	9,390
Total adjustments	12,792	10,257	26,141	17,604
Adjusted EBITDA (loss)	$(5,555)	$(1,497)	$(7,077)	$2,411

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ended September 30, 2018		Year Ended December 31, 2018
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(11,275)	$(0.20)	$(42,150)	$(0.76)
Foreign currency loss	—	—	1,200	0.02
Amortization of acquired intangible assets	1,675	0.03	6,650	0.12
Income tax benefit on amortization of acquired intangible assets	(550)	(0.01)	(1,800)	(0.03)
Acquisition-related tax benefit	—	—	(2,975)	(0.05)
Stock-based compensation expense	8,775	0.16	33,850	0.61
Adjusted net loss	(1,375)	(0.02)	(5,225)	(0.09)
Net interest income	(1,450)	*	(4,100)	*
Depreciation and amortization expense	7,525	*	26,700	*
Income tax (benefit) expense	(175)	*	150	*
Adjusted EBITDA	$4,525	$ *	$17,525	$ *
Projected weighted-average shares of common stock outstanding, basic		57,475		55,750

*                                         Not provided.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q3 ‘16	Q4 ‘16	Q1 ‘17	Q2 ‘17	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18
Graduate Program full course equivalent enrollments	19,126	21,686	23,857	23,903	24,062	27,082	29,770	30,548

Graduate Program average revenue per full course equivalent enrollment	$2,717	$2,645	$2,717	$2,719	$2,740	$2,758	$2,706	$2,658

Short Course Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Short Course Segment for the last four quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18
Short Course full course equivalent enrollments	4,079	6,751	6,002	8,222

Short Course average revenue per full course equivalent enrollment*	$1,232	$1,777	$1,954	$1,972

*                                         The calculation of the Short Course Segment’s average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.